Exhibit 99.1

FOR IMMEDIATE RELEASE

Celsius Announces Launch of Newest VIBE Line,

“Tropical Vibe”

Boca Raton, FL (July 22, 2021) – Celsius Holdings, Inc. (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced the launch of their newest flavor, Tropical Vibe. The refreshing combination of starfruit and pineapple is the perfect summer drink to experience your personal tropical vibe! Like all CELSIUS drinks, Tropical Vibe provides essential energy, has zero sugar, no preservatives, no artificial colors or flavors, and has 7 essential vitamins.

The new flavor was initially launched with 7-Eleven in the convenience channel, securing placement in over 5,000 locations and is now rolling out to numerous other fine retailers across the country. Following the successful launch of Peach Vibe last Summer, Tropical Vibe joins the Special Edition lineup with an exciting “What’s your Vibe” campaign that kicked off the summer with cold cans in hands and outdoor activations. Celsius will make a splash in Miami Beach with their official Tropical Vibe launch party complete with an A-list roster of guests, celebrity DJ’s, and experiential activations.

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“We are thrilled to launch Tropical Vibe to our Celsius consumers,” commented John Fieldly, President and CEO of Celsius Holdings, Inc. “The extension of the Vibe line follows the tremendous success of our Peach Vibe launched in the summer of 2020 and is an on-trend addition we believe will not only expand our portfolio line-up but continue to appeal to a broader base of energy drink consumers seeking better-for-you functional energy. The summer launch coincides with our continued accelerated sales growth through tracked channels, with the most recent reported Nielsen scan data as of 7.03.21, showing Celsius sales up +193% y/y for 2-wks and +151.4% for 12-wks, with a 1.6% share of the energy category over the last 4-wks. On a 2-year stacked basis, CELH sales were up +254% y/y for 2-wks and +244% for 12-wks. This compares to the energy category which grew 11% y/y for 2-wks and 16% for 12-wks over the same time period.

In our e-commerce channel, according to Stackline’s latest YTD LEADERBOARD Rankings, “Most Popular Searched Brands in the U.S., Grocery Department”, CELSIUS is the #1 FASTEST growing brand while positioned at #18 overall for the reporting period ending July 3rd 2021.”

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its master brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS has five beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The five lines include, CELSIUS Originals, CELSIUS HEAT™, CELSIUS BCAA +Energy, CELSIUS On-the-Go, and CELSIUS Sweetened with Stevia. CELSIUS has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS line of products is Certified Kosher and Vegan. CELSIUS is also soy and gluten-free and contains very little sodium. CELSIUS is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS provides. CELSIUS is sold nationally at Target, CVS, Walmart, GNC, Vitamin Shoppe, 7-Eleven, Dick's Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw's and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, please visit: http://www.celsiusholdingsinc.com

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

Investor Relations:
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com

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